Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CERBCO, Inc. (the “Company”) on Form 10-KSB for the fiscal year ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 28, 2004

/s/ Robert W. Erikson
Robert W. Erikson
President

September 28, 2004

/s/ George Wm. Erikson
George Wm. Erikson
Chairman & General Counsel

September 28, 2004

/s/ Robert F. Hartman
Robert F. Hartman
Vice President, Secretary & Treasurer